SECURITIES AND EXCHANGE COMMISSION

          Washington, D.C.  20549



          FORM 8-K



          Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest event reported): January 17,
          1997


          Exact name of registrant as specified in its charter: T. ROWE PRICE REALTY INCOME FUND IV, AMERICA'S SALES-COMMISSION-FREE REAL ESTATE LIMITED PARTNERSHIP

          State or other Jurisdiction of Incorporation or Organization:
          Delaware

          I.R.S. Employer Identification No.: 95-4147931

          Commission File Number:  0-17636

          Address of principal executive offices: 100 East Pratt Street, Baltimore, Maryland 21202

          Registrant's telephone number, including area code: 1-800-638-
          5660


          Former name of former address, if changes since last report:
          Not Applicable























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          Item 5.  Other Events

          At the end of 1996 T. Rowe Price Realty Income Fund IV, America's Sales-Commission-Free Real Estate Limited Partnership (the "Partnership") conducted its annual formal unit valuation. The valuation of the Partnership's properties was performed by the General Partner, and then reviewed by an independent professional appraiser. The estimated value of limited partnership units resulting from this process is $31.05 per unit. A $0.75 per unit distribution for the December 1996 quarter representing operating cash flows will be made on or about February 14, 1997 to limited partners of record on December 31, 1996. After this distribution, the estimated value is $30.30 per unit. There is no assurance that units can be sold at a price equal to this estimated value, and this valuation is not necessarily representative of the value of the units when the Partnership ultimately liquidates its holdings.


                                      T. ROWE PRICE REALTY INCOME FUND IV,
                                      AMERICA'S SALES-COMMISSION-FREE REAL
                                      ESTATE LIMITED PARTNERSHIP

                                            By:  T.   Rowe   Price   Realty
          Income                                 Fund IV  Management, Inc.,
          as                                     General Partner



                                                 By:  /s/Lucy B. Robins
                                                 Lucy B. Robins
                                                 Vice President